Exhibit 21.1

	%	Jurisdiction

XL Capital Ltd		Cayman
EXEL Holdings Limited	100	Cayman
EXEL Acquisition	100	Cayman
GCR Holdings Limited (in liquidation)	100	Cayman
Reeve Court Holdings Ltd	100	Bermuda
XL Life Ltd	100	Bermuda
Reeve Court General Partner Limited	100	Bermuda
Reeve Court 4 Limited Partnership	100	Bermuda
Reeve Court 6 Limited Partnership	100	Bermuda
XL Property Holdings Limited	100	Bermuda
XL Insurance (Bermuda) Ltd	100	Bermuda
Element Reinsurance Ltd	100	Bermuda
EXEL Cumberland Limited	100	UK
InQuisCapital Holdings (Bermuda) Limited	100	Bermuda
InQuisLogic (Bermuda) Limited	100	Bermuda
RiskConnect Limited	100	Bermuda
Sovereign Risk Insurance Ltd.	50	Bermuda
XL Winterthur International (Bermuda) Ltd	100	Bermuda
XL Winterthur International Services Ltd	100	Bermuda
International Insurance Consulting Services Limited	100	Bermuda
Winterthur Administracao e Participaceoes Ltda	100	Brazil
Winterthur International Brasil Seguradora S/A	100	Brazil
XL Capital Products Limited	100	Bermuda
XL Financial Assurance Ltd.	85	Bermuda
XL Financial Solutions Ltd	100	Bermuda
XL Global Services (Bermuda) Ltd	100	Bermuda
X.L. Holdings Barbados Ltd.	100	Barbados
X.L. America, Inc.	100	Delaware
XL Capital Investment Partners, Inc.	100	Delaware
Brockbank Insurance Services, Inc.	100	California
ECS, Inc.	100	Pennsylvania
ECS Alternative Market Services, Inc.	100	Pennsylvania
ECS Childcare Center, Inc.	100	Pennsylvania
ECS Claims Administrators, Inc.	100	Pennsylvania
ECS Holdings, Inc.	100	Delaware
ECS International, Inc.	100	Delaware
ECS Asesores en Seguros Medioambientales, S.A.R.L.	100	Spain
ECS Asesores en Aseguramiento de Riesgos Ambientales S.A. de C.V.	1	Mexico
XL Environmental Ltd	100	UK
ECS Underwriting Ltd.	100	UK
ECS Asesores en Aseguramiento de Riesgos Ambientales S.A. de C.V.	99	Mexico
Risk & Insurance Services, Inc.	100	Barbados
ECS Risk Control, Inc.	100	Pennsylvania
ECS Underwriting, Inc.	100	Pennsylvania
Element Re Advisors Inc.	100	Delaware
XL Weather & Energy Inc. (formerly Element Re Capital Products Inc.)	100	Delaware
Global Credit Analytics, Inc.	100	Delaware
NAC Re Corporation	100	Delaware
XL Reinsurance America Inc. *(A-76%) – NY	100	New York
Greenwich Insurance Company *(A-5%)	100	Delaware
Warranty Support Services, Inc.	100	New York
Indian Harbor Insurance Company *(A-5%)	100	North Dakota
Intercargo Corporation	100	Delaware
Intercargo International Limited	100	BVI
International Advisory Services Inc.	100	Illinois

	%	Jurisdiction

XL Specialty Insurance Company *(A-7%)	100	Delaware
Intercargo Insurance Company H.K. Ltd.	100	Hong Kong
NAC Re Financial Services, Inc	100	Delaware
NAC Re Investment Holdings, Inc.	100	Delaware
XL Capital Assurance Inc.	100	New York
XL Capital Assurance (U.K.) Limited	100	UK
XL Insurance Company of New York, Inc. *(A-7%)	100	New York
XL Insurance America, Inc. (formerly Winterthur International America Insurance Company)	100	Delaware
XL Select Insurance Company	100	Oklahoma
Winterthur International Services of America Inc.	100	Wisconsin
XLCA Admin LLC	100	New York
XLCDS LLC	100	New York
XL Financial Administrative Services, Inc.	100	Delaware
XL Portfolio Advisors Inc.	100	Delaware
XL Global, Inc.	100	Delaware
XL Insurance, Inc.	100	Delaware
X.L. Global Services, Inc.	100	Delaware
XL Life and Annuity Holding Company	100	Delaware
XL Life Insurance and Annuity Company	100	Illinois
XL Asset Funding Company I LLC	100	Delaware
XL Investments Ltd	100	Bermuda
First Cumberland Bank, Inc.	100	Barbados
Garrison Investments Inc.	100	Barbados
XLA Garrison L.P.	100	Delaware
InQuisLogic Ltd.	100	Barbados
InQuisLogic Inc.	100	Delaware
Kensington Investments Inc.	100	Barbados
XLB Partners Inc.	100	Barbados
Cumberland Holdings, Inc.	100	Delaware
Cumberland California, Inc.	100	Delaware
Cumberland New York, Inc.	100	Delaware
Pareto Asset Management (Ireland) Limited	50
RiskConnect Ltd	100	Barbados
RiskConnect Inc.	100	Delaware
X.L. Investment Private Trustee Ltd.	100	Bermuda
X.L. Investments (Barbados) Inc.	100	Barbados
TAM Investment Holdings Inc.	100	Delaware
XL (LUXEMBOURG) S.a.r.l.	100	Luxembourg
XL (FINANCE) S.a.r.l.	100	Luxembourg
XL (INTERNATIONAL) S.a.r.l.	100	Luxembourg
XL (SERVICES) S.a.r.l.	100	Luxembourg
XL (SPECIALTY) S.a.r.l.	100	Luxembourg
XL (WESTERN EUROPE) S.a.r.l.	100	Luxembourg
Le Mans Re	67	France
XL Swiss Holdings Ltd	100	Switzerland
XL Re Latin America Ltd	100	Switzerland
XL Latin America Investments Ltd	100	Bermuda
XL Re Latin America (Argentina SA)	100	Argentina
XL Re Latin America Servicos Ltda	100	Brazil
XL Winterthur International Insurance (Switzerland)	100	Switzerland
XL Winterthur International Re (WIRE)	100	Switzerland
XL Insurance (UK) Holdings Limited ( formerly XL Winterthur (UK) Holdings Limited)	100	UK
XL Winterthur International Insurance Company Limited	100	UK
XL Magyarorszag Biztosito Reszvenytarsasag	100	Hungary

	%	Jurisdiction

Winterthur International Argentina SA Compania de Seguros	100	Argentina
Winterthur Holdings (Proprietary) Limited	100	South Africa
Winterthur Properties (Proprietary) Limited	100	South Africa
Winterthur International Insurance Company Limited	100	South Africa
XL Anglo Properties Limited (formerly XL Winterthur Properties Limited)	100	UK
X.L. One Ltd.	100	Bermuda
XL Europe Ltd	50	Ireland
XL Trading Partners Ltd	90	Bermuda
X.L.Two Ltd.	100	Bermuda
XL Financial Services (Ireland) Ltd	100
XL Europe Ltd	50	Ireland
XL Australia Pty Ltd	100	Australia
Mid Ocean Limited	100	Cayman
Mid Ocean Holdings Limited	100	Bermuda
Ridgewood Holdings Limited	100	Bermuda
XL London Market Group plc	100	UK
Brockbank Holdings Limited	100	UK
Baltusrol Holdings Limited	100	Bermuda
County Down Limited	100	UK
Dornoch Limited	100	UK
Stonebridge Underwriting Limited	100	UK
XL London Market Services Ltd	100	UK
Brockbank Personal Lines Limited – (Dormant)	100
Cassidy Brockbank Limited (Dormant)	100
Denham Syndicate Management Limited	100
Denham Direct Underwriters Ltd	100
Denham Legal and Professional Risks Ltd	100
Denham Towers Underwriting Agents (PTY) Limited	51
XL London Market Ltd- Syndicates 588/861/990/1209	100
Brockbank Syndicate Services Limited	100
XL Capital International Limited	100	UK
XL Capital Finance (Europe) plc	100	UK
XL Financial Products Ltd.	100	UK
XL Re Ltd	100	Bermuda
ECS Reinsurance Company Inc.	100	Barbados
Global Capital Underwriting Ltd.	100	UK
NAC Re International Holdings Ltd	100	UK
NAC Reinsurance International Limited	100	UK
XL Services UK Limited	100	UK
XL Mid Ocean Re Limited	100	UK
XL Investment Management Limited	100	Bermuda
XL Capital Partners Corporation	100	Cayman
XL Capital Partners 1, L.P.	100	Cayman
XL Capital Principal Partners 1, L.L.C.	50	Delaware
XL Principal Partners 1, L.P.	100	Cayman
XL Capital Principal Partners 1, L.L.C.	50	Delaware

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   *   A = Company is a member of NAC Reinsurance, Intercargo Pooling Agreement with individual company pooling % noted